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                           SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.  20549


                                        FORM 8-K

                                     CURRENT REPORT



         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported) October 13, 1995
                                   (October 12, 1995)



                                HONDO OIL & GAS COMPANY
                 (Exact name of registrant as specified in its charter)



                  Delaware                  1-8979           95-1998768
         (State or other jurisdiction   (Commission       (I.R.S. Employer
             of incorporation)           File Number)    Identification No.)


               410 East College Boulevard, Roswell, New Mexico     88201
                 (Address of principal executive offices)       (Zip Code)


           Registrant's telephone number, including area code: (505) 625-8700




         _____________________________________________________________________

             (Former name or former address, if changed since last report)

                         There are no exhibits to this report.











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        Item 5.  Other Events

        The Company issued a press release jointly with its partner, Amoco Colombian Petroleum Company, on October 12, 1995. The text of the press release follows:


             Amoco Colombia Petroleum Company, Hondo Magdalena Oil & Gas Limited, and Opon Development Company today announced results from a well recently completed on the Opon Association Contract Area in Colombia confirming the existence of significant natural gas and condensate reserves.

             The new well, Opon No. 4, is located about one mile south of the Opon No. 3 well and tested at a rate of 58 million cubic feet of natural gas and 1,900 barrels of condensate daily. The hydrocarbons were tested through a 40/64-inch opening at the surface with 8,121 pounds-per-square-inch flowing tubing pressure. The Opon No. 3 well tested at a daily rate of 45 million cubic feet of natural gas and 2,000 barrels of condensate.

             The recently completed confirmation well tested the natural gas and condensate from 1,022 feet of perforations in the La Paz formation. The well was drilled to a depth of 11,500 feet.

             According to T.W. Melsen, Amoco Colombia's president and resident manager, the results of the recently completed well signify the discovery of a commercial field on the Opon Association Contract Area.

             "We are extremely pleased with the results from the Opon No. 4 and have gained a much better insight into the complex geology with which we are dealing. Additional wells will be needed to develop the full potential of this gas field," Melsen said.

             "With the success of this second well we now are confident a very large gas field exists, which will be beneficial to Colombia's gas development plan," he added.

             It was reported earlier the Amoco, Hondo, and Opon Development had signed a Memorandum of Understanding with Ecopetrol, the Colombian state oil company, for the construction of facilities and a pipeline to carry natural gas and condensate from the Opon wells to Ecopetrol's Barrancabermeja refinery. Prior to arriving at the refinery, liquids will be removed from the gas stream at Ecopetrol's El Centro gas processing plant. The pipeline and related facilities will be constructed by the Opon Association members and Ecopetrol. The parties also agreed to sign contracts for the sale of 80 million cubic feet per day of natural gas and associated liquid hydrocarbons upon the successful testing of the Opon No. 4 well.






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             Amoco Colombia, as operator, has a 60 percent working interest in the Opon No. 4 well and the Opon Association Contract Area; Hondo Magdalena Oil & Gas Limited has a 30 percent working interest; and Opon Development Company has a 10 percent working interest. Ecopetrol also has the right to participate with a 50 percent working interest in this field upon it being declared commercial.

             Amoco Colombia is a unit of Amoco Corporation, a worldwide energy and petrochemical company. Hondo Magdalena Oil & Gas is a wholly-owned subsidiary of Hondo Oil & Gas Company. Opon Development Company is a privately held oil and gas company in Denver.





                                       SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           HONDO OIL & GAS COMPANY


        Date: October 13, 1995                  By:  /s/ Stanton J. Urquhart
                                                ______________________________
                                                Stanton J. Urquhart
                                                Vice President

























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